SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 18, 2008


                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           NEW YORK                      1-4743                 11-1362020
        (State or Other         (Commission File Number)     (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)


           37-18 NORTHERN BOULEVARD, LONG ISLAND CITY, NEW YORK 11101 (Address of Principal Executive Offices, including Zip Code)


        Registrant's Telephone Number, including Area Code: 718-392-0200


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Revolving Credit Facility

On December 18, 2008, the Company and certain of its wholly owned subsidiaries entered into an amendment of its Second Amended and Restated Credit Agreement dated as of March 20, 2007, as further amended (the "Credit Agreement"), with General Electric Capital Corporation, as agent, and a syndicate of lenders for a secured revolving credit facility. The amendment provides for, among other things, the following:

      o On the effective date of the amendment, the interest rates applicable to our outstanding borrowings under the credit facility will increase, such that the margin added to the prime rate will increase to 1.50% and the margin added to the LIBOR rate will increase to 2.75%.

      o On the earlier of (a) March 31, 2009 or (b) the closing of any refinancing of our convertible subordinated debentures, the interest rates applicable to our outstanding borrowings under the credit facility will be modified, such that the margin added to the prime rate will increase to between 1.75%-2.25% and the margin added to the LIBOR rate will increase to between 3.00%-3.50%, in each case depending upon the level of Excess Formula Availability as defined in the credit facility.

      o There is a limit of $50 million on the amount of subordinated convertible debentures that the Company can repurchase in the open market prior to the closing of any additional debt financing transaction. As of December 18, 2008, the Company has repurchased $45.1 million of its aggregate $90 million of subordinated convertible debentures.

      o On the effective date of the amendment, the Company shall maintain a Borrowing Availability Reserve of $15 million, except in certain circumstances; provided that the Borrowing Availability Reserve shall be reduced to zero on the effective date of the redemption or repayment of our convertible subordinated debentures.

      o Effective on the date of redemption or repayment of our convertible subordinated debentures, the Company shall maintain Minimum Borrowing Availability of at least $25 million, which amount may be reduced by up to $10 million in certain circumstances.

We maintain ordinary banking relationships with General Electric Capital Corporation, certain of the other lenders and their respective affiliates. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.


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Amendment to Canadian Credit Agreement

On December 18, 2008, we amended our credit agreement with GE Canada Finance Holding Company, for itself and as agent for the lenders. The amendment provides for, among other things, the following: (a) the allowance of cash proceeds from the divestiture of the Blue Streak Electronics joint venture to be applied in accordance with the requirements of our US revolving credit facility; and (b) an increase in the interest rates applicable to our outstanding borrowings under the Canadian credit agreement to be in line with the increases set forth in our US revolving credit facility.

The descriptions set forth above are qualified by (a) Amendment No. 4 to Second Amended and Restated Credit Agreement filed herewith as exhibit 10.25 and (b) Amendment No. 3 to Credit Agreement filed herewith as exhibit 10.26.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

            10.25 Amendment No. 4 to Second Amended and Restated Credit
                  Agreement, dated as of December 18, 2008, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wachovia Bank, N.A., as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

            10.26 Amendment No. 3 to Credit Agreement, dated as of December 18,
                  2008, among SMP Motor Products, Ltd., as borrower and the other credit parties thereto, and GE Canada Finance Holding Company, as lender and agent, and the other lenders thereto.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             STANDARD MOTOR PRODUCTS, INC.

                             By: /s/ James J. Burke
                                 ------------------
                                 James J. Burke
                                 Vice President Finance, Chief Financial Officer

Date: December 22, 2008


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                                  EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION
----------- --------------------------------------------------------------------
10.25 Amendment No. 4 to Second Amended and Restated Credit Agreement, dated as of December 18, 2008, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wachovia Bank, N.A., as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

10.26 Amendment No. 3 to Credit Agreement, dated as of December 18, 2008, among SMP Motor Products, Ltd., as borrower and the other credit parties thereto, and GE Canada Finance Holding Company, as lender and agent, and the other lenders thereto.


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